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                                                                   EXHIBIT 10.1


                              MANAGEMENT AGREEMENT

      AGREEMENT made as of February 5, 2001 by and between PMD GROUP INC., a Delaware corporation (the "CORPORATION") and DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("DLJMB").

      WHEREAS, DLJMB Funding III, Inc., a Delaware corporation and an affiliate of DLJMB ("FUNDING") is a party to the Stockholders Agreement dated as of November 28, 2000 (as amended, the "STOCKHOLDERS AGREEMENT") among PMD Group Holdings Inc., PMD Investors I LLC, PMD Investors II, Inc., Funding and DB Capital/PMD Investors, LLC;

      WHEREAS, pursuant to the Stockholders Agreement, Funding or other affiliates of Credit Suisse Group designated by Funding shall be entitled to receive certain fees as provided in Section 3.6 of the Stockholders Agreement and Schedule 3.6 thereof;

      WHEREAS, DLJMB is an affiliate of Credit Suisse Group that Funding has designated to receive a portion of such fees as provided herein;

      WHEREAS, the parties have agreed to enter into this agreement to evidence the Corporation's obligations to pay such fees to DLJMB, upon the terms and conditions set forth herein.

      NOW THEREFORE, it is mutually agreed as follows:

      1. The term of this agreement shall commence on November 28, 2000 and continue for so long as provided in the Stockholders Agreement. As compensation for the valuable services and advice to the Corporation to be provided by the directors designated by DLJMB, Funding or any of their respective affiliates pursuant to the Stockholders Agreement, and for certain costs associated with the ongoing monitoring and management of the investment in the Corporation, the Corporation will pay, and DLJMB will accept, for so long as this Agreement continues in effect and for so long as payment of interest and principal are being paid on a current basis on the Corporation's senior subordinated notes, a director and monitoring fee of $1,075,000 payable per annum quarterly in advance, on the first day of each calendar quarter, commencing as of April 1, 2001. If at any time the Corporation is not current with respect to payments of interest and principal on its senior subordinated notes, no director and monitoring fee shall be currently payable; rather, such fees shall accrue until such time as the Corporation is current on such interest and principal payments, at which time all accrued and unpaid fees hereunder shall be paid by the Corporation. The Corporation also agrees to the provisions with respect to indemnifying DLJMB and the other matters set forth in Annex A hereto, which is incorporated by reference into this Agreement (the "INDEMNIFICATION AGREEMENT").

      It is the understanding of the parties that DLJMB and/or its affiliates may be involved with potential acquisitions, mergers, financings or other major transactions


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involving the Corporation, in which case DLJMB and/or its affiliates shall be entitled to such compensation, in addition to the director and monitoring fee provided above, as the Corporation and DLJMB and/or its affiliates shall mutually agree, in each case consistent with the Stockholders Agreement.

      In addition to the aforementioned fees, the Corporation shall reimburse DLJMB for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of the service provided hereunder.

      No advice rendered by DLJMB in its advisory role hereunder, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without DLJMB's prior written consent. In addition, DLJMB's advisory role hereunder may not be otherwise referred to without its prior consent.

      2. Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered in person or mailed by certified mail as follows: if to the Corporation, to it at its office at PMD Group Inc., 9911 Brecksville Road, Cleveland, Ohio 44141 or such other address as the Corporation may hereafter designate for that purpose; and if to DLJMB, to it at its office c/o DLJ Merchant Banking Partners, 277 Park Avenue, New York, New York 10172, or such other address as DLJMB may hereafter designate for that purpose.

      4. In connection with this engagement, DLJMB and/or its affiliates will be acting as independent contractors and not in any other capacity, with duties owing solely to the Corporation.

      3. This Agreement, together with the Indemnification Agreement, the Stockholders Agreement and a separate agreement providing for the payment of $500,000 per annum to Credit Suisse First Boston Corporation for the services provided thereunder, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any corporation into which the Corporation shall consolidate or merge or to which it shall transfer substantially all of its assets. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

                   [REMAINDER OF PAGE IS INTENTIONALLY BLANK]



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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                              PMD GROUP INC.


                              By:____________________________
                                 Name:
                                 Title:

                              DLJ MERCHANT BANKING PARTNERS III,
                              L.P.

                              By:    DLJ Merchant Banking III, Inc.,
                                     its General Partner

                                     By:____________________________
                                        Name:
                                        Title:



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                       ANNEX A - INDEMNIFICATION AGREEMENT

    As part of the consideration for the agreement of DLJMB to furnish its services under this Agreement, the Corporation hereby agrees to indemnify and hold harmless DLJMB and its affiliates and the respective managing directors, officers, directors, investors, shareholders, members, partners, employees and agents of, and persons controlling, DLJMB or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Securities Act of 1934, as amended, and each of their respective successors and assigns (collectively, the "INDEMNIFIED PERSONS") from and against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by DLJMB pursuant to the terms of this Agreement, or DLJMB's role in connection therewith; PROVIDED, HOWEVER, that the Corporation shall not be responsible for any claims, liabilities, expenses, losses and damages to the extent that it is finally judicially determined that they result primarily from actions taken or omitted to be taken by DLJMB in bad faith or due to DLJMB's gross negligence or willful misconduct. If for any other reason (other than the bad faith, gross negligence or willful misconduct of DLJMB as provided above) the foregoing indemnity is unavailable to the indemnified persons or insufficient to hold the indemnified persons harmless, then the Corporation shall contribute to the amount paid or payable by the indemnified persons as a result of such claim, liability, expense, loss or damage in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and DLJMB on the other, but also the relative fault of the Corporation and DLJMB, as well as any relative equitable considerations, subject to the limitation that in any event DLJMB's aggregate contribution to all claims, expenses, losses, liability and damages shall not exceed the amount of fees actually received by DLJMB pursuant to this Agreement. Promptly after receipt by DLJMB of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification may be sought against the Corporation, DLJMB will notify the Corporation in writing of the receipt or commencement thereof, but failure to notify the Corporation will relieve the Corporation from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture of such substantial rights and defenses, and will not in any event relieve the Corporation from any other obligation to any indemnified person other than this Indemnification Agreement. The Corporation shall assume the defense of such action (including payment of fees and disbursements of counsel) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Corporation. DLJMB shall have the right to employ separate counsel in any such action and to participate in defense thereof, but the fees and disbursements of such counsel shall be at the expense of DLJMB unless employment of such counsel has been specifically authorized by the Chief Executive Officer of the Corporation in writing. The Corporation shall pay the fees and expenses of one separate counsel for DLJMB and any other indemnified persons if the named parties to any such action (including any impleaded parties) include the Corporation (or any of the directors of the Corporation) and DLJMB and (i) in the good faith judgment of DLJMB the use of joint counsel would present such counsel with an actual or potential conflict of interest or (ii) DLJMB shall have been advised by counsel that there may be one or more legal


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defenses available to it which are different from or additional to those available to the Corporation (or the director(s)). The Corporation will not, without DLJMB's (or CSFB's, as applicable) prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit, investigation or proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person's prior written consent. The Corporation shall not be liable to indemnify any person for any settlement of any claim or action effected without written consent of the Chief Executive Officer of the Corporation, which consent shall not be reasonably withheld. In addition, the Corporation hereby agrees to reimburse DLJMB and each other indemnified person for all expenses (including reasonable fees and disbursements of counsel if the Corporation does not assume the defense of such action) as they are incurred by DLJMB, or any indemnified person in connection with investigating, preparing or defending any such action or claim. DLJMB shall have no liability to the Corporation or any other person in connection with the services which they render pursuant to this Agreement, except for DLJMB's bad faith, gross negligence or willful misconduct judicially determined as aforesaid. The indemnification, contribution and expense reimbursement obligation the Corporation has under this paragraph shall be in addition to any liability the Corporation may otherwise have. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF EITHER DLJMB'S ENGAGEMENT OR ANY MATTER REFERRED TO IN THIS AGREEMENT IS HEREBY WAIVED BY THE PARTIES HERETO. THE PROVISIONS OF THIS ANNEX A SHALL SURVIVE ANY TERMINATION OR COMPLETION OF THE ENGAGEMENT PROVIDED BY THIS AGREEMENT.


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